INDEPENDENT AUDITORS'
 REPORT
To the Board of Directors
of Current Income Shares, Inc.
In planning and performing our
audit of the financial statements
of Current Income Shares, Inc.
(the "Company") for the year
ended December 31, 2001, (on
which we have issued our report
dated January 25, 2002), we
considered its internal control,
including control activities for
safeguarding securities, in order
to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, not to provide
assurance on the Company's
internal control.
The management of the
Company is responsible for
establishing and maintaining
internal control.  In fulfilling
this responsibility, estimates
and judgments by management
are required to assess the
expected benefits and related
costs of controls.  Generally,
controls that are relevant to an
audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with accounting
principles generally accepted in
the United States of America.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.
Because of inherent limitations
in internal control, error or
fraud may occur and not be
detected.  Also, projection of
any evaluation of internal
control to future periods is
subject to the risk that it may
become inadequate because of
changes in conditions, or that
the degree of compliance with
policies or procedures may
deteriorate.
Our consideration of the
Company's internal control
would not necessarily disclose
all matters in internal control
that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material
weakness is a condition in
which the design or operation of
one or more of the internal
control components does not
reduce to a relatively low level
the risk that misstatements
caused by error or fraud in
amounts that would be material
in relation to the financial
statements being audited may
occur and not be detected
within a timely period by
employees in the normal course
of performing their assigned
functions.  However, we noted
no matters involving the
Company's internal control and
its operation, including controls
for safeguarding securities, that
we consider to be material
weaknesses as defined above as
of December 31, 2001.
This report is intended solely
for the information and use of
management, the Board of
Directors of Current Income
Shares, Inc., and the Securities
and Exchange Commission and
is not intended to be and should
not be used by anyone other
than these specified parties.

DELOITTE & TOUCHE LLP
Los Angeles, California
January 25, 2002